UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 19, 2013

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7275	47-0248710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE		68102
(Address of Principal Executive Offices)		(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Today, February 19, 2013, ConAgra Foods, Inc. (the “Company”) issued a press release regarding its presentation at the Consumer Analyst Group of New York conference, which is scheduled to begin at 9:15 a.m. EST this morning. The presentation will be webcast. The press release and slides used in the presentation by the Company are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and incorporated herein by reference.

The press release and slides include the non-GAAP financial measures of diluted earnings per share, adjusted for items impacting comparability, return on invested capital, adjusted for items impacting comparability and earnings before income tax, depreciation and amortization. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance, financial position, cash generating capacity and its ability to meet its future debt service. The historical non-GAAP financial measures are reconciled in the slides to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share and operating performance and financial measures as calculated in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued February 19, 2013

Exhibit 99.2	CAGNY Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: February 19, 2013	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued February 19, 2013

Exhibit 99.2	CAGNY Slide Presentation